UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 18th Ave South Ste. 200 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

1711 Gold Drive S., Suite 100 Fargo, North Dakota
(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrants’ Business and Operations

Item 5.02(c): Appointment of new Principal Financial Officer

On February 1, 2022, the Company’s Board of Trustees appointed Damon K. Gleave as the Trust’s Chief Financial Officer and Treasurer. Mr. Gleave will also serve as the Trust’s Principal Financial Officer. Prior to joining Sterling, Mr. Gleave spent eight years with Blue Cross Blue Shield of North Dakota, serving most recently as the Director of Financial Reporting. In this role, he oversaw the transition of the holding company and subsequent development of financial reporting across the enterprise. Mr. Gleave is a Certified Public Accountant (CPA) with extensive experience in analyzing financial statements, budgeting, complex and highly regulated financial reporting, cash flow projections and financial impact analysis. In addition, Mr. Gleave previously served as Controller at Tharaldson Hospitality Management and as an Audit Manager at Eide Bailly. He is a member of the North Dakota Society of CPAs, the American Institute of CPAs as well as the University of North Dakota Department of Accountancy Advisory Board. Mr. Gleave received his Bachelor of Accountancy from the University of North Dakota.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Gleave and any of the Company’s directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Gleave and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: February 4, 2022
	By:	/s/ Joel S. Thomsen
Name: Joel S. Thomsen
Title: President